UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 21, 2020
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.
As previously reported on a Forms 8-K filed on October 31, 2018 and December 23, 2019, Fox Factory Holding Corp. (the "Company"), announced its plans to expand its manufacturing and operations capacity in Hall County, Georgia. In furtherance of the foregoing, on July 24, 2019, the Company, through its subsidiary, Fox Factory, Inc. (the "Owner"), entered into a Standard Form of Agreement Between Owner and Design-Builder (the "Agreement") with Carroll Daniel Construction Company (the "Design-Builder"), on December 23, 2019, the Owner and the Design-Builder entered into Design-Build Amendment No. 1 to the Original Agreement (the "First Amendment"), and on December 21, 2020, the Owner and the Design-Builder entered into Design-Build Amendment No. 2 to the Agreement, as amended (the "Second Amendment" and together with the Original Agreement and First Amendment, the "Design-Build Agreement"). Pursuant to the Design-Build Agreement, the Design-Builder will provide design and construction services related to an approximately 350,000 square foot facility located at the Gainesville Industrial Park West in Gainesville, Georgia.
The Second Amendment includes a schedule that sets forth interim milestones, durations and material dates in relation to the performance and timing of the Design-Builder's work. The Design-Build Agreement includes remedies for the Company in the event the Design-Builder does not meet the agreed milestone dates. The Design-Build Agreement is subject to customary undertakings, covenants, obligations, rights and conditions.
Pursuant to and in accordance with the terms of the Second Amendment, the Owner shall pay the stipulated sum of approximately $47.2 million for the Design-Builder's performance of the Design-Build Agreement, including additional costs associated with the design and construction of the facility contemplated by the Second Amendment of approximately $10.7 million.
The foregoing description of the material terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1
Amendment No. 2 to the Standard Form of Agreement between Owner and Design-Builder, dated July 24, 2019 (the "Standard Form of Agreement"), by and between Fox Factory, Inc. and Carroll Daniel Construction Company, dated December 21, 2020.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	December 23, 2020	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer